UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2014
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 2, 2014, based upon the recommendation of its Audit Committee, the Company’s Board of Directors approved the dismissal of Ernst and Young LLP (“EY”) as the Company’s independent registered public accounting firm.

The reports of EY on the Company’s financial statements for the last two fiscal years ended December 31, 2013 and 2012, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and 2012, and in the subsequent interim period through April 2, 2014, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report.

The Company has requested EY to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter, dated April 2, 2014 is filed as Exhibit 16.1 to this Form 8-K.

On April 3, 2014, based upon recommendation from its Audit Committee, the Company’s Board of Directors appointed BDO USA, LLP as the Company’s independent registered public accounting firm.  During fiscal years 2012 and 2013, the two most recent fiscal years, and through April 3, 2014, the Company did not consult with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst and Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: April 4, 2014	/s/ RONALD J. SANTILLI
Ronald J. Santilli
EVP, Finance and Administration and Chief Financial Officer